AGREEMENT  FOR  DEFERRAL  OF  1999  ANNUAL  CASH  BONUS

     Ralston Purina Company ("Company") and  NAME agree that, effective November
                                            -----
1,  1999,  $  DEFERRAL  awarded  to Participant under the 1999 Annual Cash Bonus
           -----------
Award Program shall be deferred, as requested by Participant, into the option or options available under the Deferred Compensation Plan for Key Employees ("Plan"), the Prospectus for which is attached hereto as Exhibit A and incorporated by reference herein.

     Pursuant to Participant's request, the following amounts have been deferred for Participant in the manner set forth below:

(1)     RALSTON  PURINA  EQUITY  OPTION  -
        ----------------------------------

(a)     $  EQUITY  in  a deferred Stock Equivalent account in Participant's name
        ---------
under  the  Ralston  Purina  Equity  Option  as  set  forth  in  the Prospectus.

(b)     $  MATCH  in  a  deferred Stock Equivalent account in Participant's name
        --------
representing Company Matching Deferral (25% of amount listed in 1(a) above) as set forth in the Prospectus.

(2)          SHORT-TERM  PRIME  RATE  OPTION  -  $  SHORTTERM in a deferred Cash
             -------------------------------     ------------
account in Participant's name under the Prime Rate Option as set forth in the Prospectus; provided, however, that, notwithstanding any provision to the contrary contained in the Plan, amounts attributable to deferrals into the Prime Rate Option shall be paid to Participant in January 2000.

(3)        PRIME  RATE  OPTION  -  $  PRIMERATE  in  an  unfunded account in the
           -------------------     ------------
Participant's  name  as  set  forth  in  the  Prospectus.

     Participant's deferral hereunder is pursuant to the Plan and is subject in all respects to the terms and conditions of this Agreement and of the Plan. No other communications or representations, written or oral, made prior or subsequent to this Agreement shall be deemed to amend or modify the terms of this deferral except by an agreement in writing executed by the parties subsequent to the date of this Agreement, expressly consenting to such amendment or modification. Participant hereby waives any rights, and releases Company from any claim, based on any such prior communications or representations, if any.

ACCEPTED:                                RALSTON  PURINA  COMPANY

_______________________________          By:__________________________
          Participant                       C.  S.  Sommer
                                            Vice  President  and
                                            Director,  Administration
_______________________________
         Date